UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF THE EARLIEST EVENT REPORTED): July 21, 2015

FIBROCELL SCIENCE, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-31564	87-0458888
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

405 EAGLEVIEW BLVD., EXTON, PA 19341
(Address of principal executive offices and zip code)

(484) 713-6000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 2.02 – Results of Operations and Financial Condition.
On July 21, 2015, Fibrocell Science, Inc. ("Fibrocell") reported a preliminary estimate of approximately $26.9 million for cash and cash equivalents as of June 30, 2015. Fibrocell's independent registered public accounting firm, BDO USA, LLP, has not audited or reviewed, and does not express an opinion with respect to, this estimate. Fibrocell's actual cash and cash equivalents as of June 30, 2015 may differ from this estimate due to the completion of its closing procedures with respect to the second quarter ended June 30, 2015, final adjustments and other developments that may arise between now and the time the financial results for the quarter are finalized.
Item 8.01 – Other Events.
On July 21, 2015, Fibrocell issued a press release announcing the commencement of a firm commitment underwritten public offering. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Also on July 21, 2015, Fibrocell posted an updated Corporation presentation on its website www.fibrocell.com. A copy of the presentation is attached hereto as Exhibit 99.2 and is incorporated by reference herein.
Item 9.01 – Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description

99.1	Press Release dated July 21, 2015
99.2	Corporate Presentation dated July 21, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Fibrocell Science, Inc.
By:	/s/ Keith A. Goldan
Keith A. Goldan
SVP and Chief Financial Officer
Date: July 21, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 21, 2015
99.2	Corporate Presentation dated July 21, 2015